                  KAMAN HOLDS ANNUAL MEETING:
             COMPANY REPORTS FIRST QUARTER RESULTS,
                  SHAREHOLDERS ELECT DIRECTORS

BLOOMFIELD, CONNECTICUT (April 15, 1997)   (NASDAQ:KAMNA) At its
annual shareholders' meeting held here today, Kaman Corp. reported first quarter 1997 revenues and earnings. Shareholders re-elected 14 directors.

FIRST QUARTER RESULTS

As a result of a pre-tax charge of $15 million related to closure of the Trace Elliot amplifier manufacturing operations in Great Britain, the company recorded a loss for the first quarter of $4.4 million, compared to earnings of $5.2 million in 1996. Earnings
(loss) applicable to common shareholders were a loss of $5.3 million, or 28 cents per share primary and fully diluted in 1997, compared to earnings of $4.3 million, or 23 cents per common share primary, 22 cents per common share fully diluted in the same period last year. Excluding the charge, 1997 first quarter earnings grew nearly 9% to $5.7 million, or 25 cents per common share primary, 24 cents per common share fully diluted.

Revenues for the first quarter 1997 rose 5% to $252.2 million from $240.0 million a year ago.

SEGMENT PERFORMANCE

Distribution

A pre-tax charge was taken in the first quarter as a result of management's decision to close Kaman Music's Trace Elliot amplifier manufacturing business in Great Britain. "After reviewing all options, we determined that it is appropriate to cease this manufacturing operation and reduce our capital investment," said Chairman and Chief Executive Officer Charles H. Kaman at the annual meeting. "The worldwide music business is contracting at present and going through significant changes in consumer tastes and product sourcing. Management continues to evaluate our strategic direction and capital investment in the remainder of this business."

Revenues and earnings were up at Kaman Industrial Technologies. "The company produced good earnings growth on relatively low sales growth," according to Kaman. "We continue to improve operating efficiencies while enhancing our value-added products and services to industrial customers to help them improve productivity and profitability.

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"Kaman Holds Annual Meeting"
April 15, 1997

"This business is closely linked to the industrial production index, so we are watching the economy closely as it reacts to the recent actions of the Federal Reserve and general market trends," according to Kaman.

Diversified Technologies

While revenues and operating profit within Kaman's Diversified Technologies segment grew during the first quarter of 1997, the most important long-term achievement during the quarter was the company's selection as the preferred tenderer to supply SH-2G Super Seasprite helicopters to the Royal Navies of both Australia and New Zealand. "We must still complete negotiations with both countries and sign contracts," said Kaman. "However, we plan to supply at least 15 Super Seasprites and provide all of the training, logistics, spares and support for the aircraft over the life of the program. There is also some potential for future orders from these countries as they firm up their requirements.

"More importantly, we have established an excellent foundation and advantage for competing for contracts with the numerous other countries throughout Asia and other regions seeking intermediate-weight helicopters such as the SH-2G," said Kaman.

The selections by Australia and New Zealand mark the second and third opportunities for sale of retrofit SH-2G Super Seasprites to international customers. The Arab Republic of Egypt is currently procuring 10 SH-2G(E) models with deliveries scheduled to begin late this year. SH-2Gs are also in service with the U.S. Naval Reserves.

Other aviation subcontract and components production work at Kaman continued to follow the general positive trend of the worldwide commercial aviation marketplace.

The company's software and scientific activities also grew during the quarter.

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"Kaman Holds Annual Meeting"
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SHAREHOLDERS ELECT DIRECTORS

Kaman re-elected the following directors: Brian E. Barents, chief executive officer of Galaxy Aerospace Corp.; E. Reeves Callaway III, president, Callaway Companies; Frank C. Carlucci, chairman, The Carlyle Group; Laney Chouest, vice president, Edison Chouest Offshore, Inc.; John A. DiBiaggio, president, Tufts University; Edythe J. Gaines, retired commissioner, Connecticut Department of Public Utility Control; Huntington Hardisty, retired admiral, U.S. Navy and president, Kaman Aerospace International Corp; Charles H. Kaman, chairman and chief executive officer, Kaman Corp.; C. William Kaman II, executive vice president, Kaman Corp. and president, Kaman Music Corp.; Eileen S. Kraus, chairman, Fleet Bank N.A.; Hartzel Z. Lebed, retired president, CIGNA Corp.; Walter
H. Monteith, Jr., retired chairman, Southern New England Telecommunications Corp.; John S. Murtha, of counsel, Murtha, Cullina, Richter and Pinney; and Wanda Lee Rogers, chairman and president, Rogers Helicopters, Inc.

Shareholders approved a proposal to authorize the Board of Directors to elect one additional director during the coming year and appointed KPMG Peat Marwick LLP as the corporation's independent auditors.

Kaman Corp., headquartered here, is a widely diversified company providing high-technology products and services to industrial, commercial and defense markets.

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               KAMAN CORPORATION AND SUBSIDIARIES
         Condensed Consolidated Summaries of Operations
            (In thousands except per share amounts)

                                           For the Three Months
                                                Ended March 31,
                                               1997         1996
                                             --------     --------
Revenues                                     $252,157     $240,033
Costs and expenses:
     Cost of sales                            189,069      177,464
     Selling, general and
       administrative expense                  51,033       51,013
     Loss on closure of amplifier business     15,000         -
     Interest expense                           2,479        2,429
     Other expense (income), net                 (350)         155
                                             ---------    ---------
                                              257,231      231,061
                                             ---------    ---------

Earnings (loss) before income taxes            (5,074)       8,972
Income taxes (benefit)                           (667)       3,770
                                             ---------    ---------
Net earnings (loss)                          $ (4,407)    $  5,202
                                             =========    =========
Preferred stock dividend requirement         $   (929)    $   (929)
                                             =========    =========
Earnings (loss) applicable to common stock   $ (5,336)    $  4,273
                                             =========    =========
Net earnings (loss) per common share:
     Primary                                 $   (.28)    $    .23
     Fully diluted                           $   (.28)    $    .22
                                             ==========   =========
Average common shares outstanding-primary      19,016       18,611
                                             ==========   =========
Dividends declared per share:
     Series 2 preferred stock                $   3.25     $   3.25
     Common stock                            $    .11     $    .11
                                             ===========  =========

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               KAMAN CORPORATION AND SUBSIDIARIES
             Condensed Consolidated Balance Sheets
                         (In thousands)

                                           March 31,   December 31,
                                             1997         1996
Assets
Current assets:
     Cash                                  $  5,220     $  5,445
     Accounts receivable, net               205,697      185,516
     Inventories                            209,034      213,468
     Other current assets                    36,382       29,702
                                           --------     --------
          Total current assets              456,333      434,131
                                           --------     --------
Property, plant and equipment, net           72,935       76,393
Other assets                                 11,123       11,212
                                           --------     --------
                                           $540,391     $521,736
                                           ========     ========
Liabilities and shareholders' equity
Current liabilities:
     Notes payable                         $ 79,837     $ 63,002
     Accounts payable                        53,079       61,334
     Accrued liabilities                     40,715       41,087
     Other current liabilities               45,558       30,215
                                           --------     --------
          Total current liabilities         219,189      195,638
                                           --------     --------
Deferred credits                             15,280       14,028
Long-term debt, excluding current portion    84,529       83,940
Shareholders' equity:
     Series 2 preferred stock                57,167       57,167
     Other shareholders' equity             164,226      170,963
                                           --------     --------
          Total shareholders' equity        221,393      228,130
                                           --------     --------
                                           $540,391     $521,736
                                           ========     ========

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"Kaman Holds Annual Meeting"
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               KAMAN CORPORATION AND SUBSIDIARIES
        Condensed Consolidated Statements of Cash Flows
                         (In thousands)

                                           For the Three Months
                                               Ended March 31
                                                 1997      1996
                                              --------- ---------
Cash flows from operating activities:
     Net earnings (loss)                      $ (4,407) $ 5,202
     Depreciation and amortization               3,048    2,980
     Gain on sale of assets                       (505)    (213)
     Loss on closure of amplifier business      15,000      -
     Changes in current assets
       and liabilities                         (30,344) (24,753)
     Other, net                                    518      645
                                              --------- ---------
          Cash provided by (used in)
             operating activities              (16,690) (16,139)
                                              --------- ---------
Cash flows from investing activities:
     Proceeds from sale of assets                3,623    1,669
     Expenditures for property, plant
       & equipment                              (2,133)  (1,794)
     Other, net                                    (76)    (170)
                                              --------- ---------
          Cash provided by (used in)
             investing activities                1,414     (295)
                                              --------- ---------
Cash flows from financing activities:
     Additions to notes payable                 16,835      152
     Additions to long-term debt                   589   20,000
     Dividends paid                             (3,002)  (2,970)
     Other, net                                    629      349
                                              --------- ---------
          Cash provided by (used in)
            financing activities                15,051   17,531
                                              --------- ---------
Net increase in cash                              (225)   1,097

Cash at beginning of period                      5,445    4,078
                                              --------- ---------
Cash at end of period                         $  5,220  $ 5,175
                                              ========= =========

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                              ###

J. Kenneth Nasshan
(860) 243-7319
Email: jkn-corp@kaman.com  Internet address:  http://www.kaman.com

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